THIRD AMENDMENT TO
                        CONNECTICUT NATURAL GAS CORPORATION
                            DEFERRED COMPENSATION PLAN



         THIS AMENDMENT made this 27th day of June, 1995 by CONNECTICUT

   NATURAL GAS CORPORATION (the "Company") for the purpose of amending its

   Deferred Compensation Plan,



                               W I T N E S S E T H :

         WHEREAS, by Agreement dated December 29, 1992, the Company adopted an

   Amended and Restated Deferred Compensation Plan (the "Plan"); and

         WHEREAS, the Plan was previously amended by a First Amendment thereto dated December 2, 1993 and a Second Amendment thereto dated June 28, 1994;

         WHEREAS, the Company reserved the right to amend the Plan in Section

   8.1 thereof; and

         WHEREAS, the Company now wishes to amend the Plan in certain respects;

         NOW, THEREFORE, the Company amends the Plan as follows:

         1.    The following new Section 2.3A is added to the Plan:

               "2.3A.      'Change of Control' shall mean (i) the acquisition
         by any individual, entity or group (within the meaning of Section
         13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as
         amended (the "Exchange Act")) (a "Person") of beneficial ownership
         (within the meaning of Rule 13d-3 promulgated under the Exchange Act)
         of 20% or more of either 1) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or 2) the
         combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors
         (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: 1) any acquisition directly from the
         Company, 2) any acquisition by the Company, 3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or 4) any acquisition by any corporation pursuant to a transaction which complies with clauses 1), 2) and 3) of subsection (iii) of this
         Section 2.3A.; or (ii)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as


         though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, 1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be 2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and 3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."

         2.    The following new paragraph (d) is added to Section 4.4:

               "(d) ON OR AFTER A CHANGE OF CONTROL. At the election of a Plan Participant, the provisions of this paragraph (d) shall apply on or after the effective date of a Change of Control, as that term is defined in Section 2.3A, or such later date as the Participant may elect, and the provisions of paragraph (c) shall no longer apply.
         Any election must be made by the Participant in writing and shall apply prospectively only. Amounts deferred under Section 4.1(a) will be assumed to have been deferred as of the last day of each month in which the employee is a Participant, based upon one-twelfth (1/12) of his Salary Base for that year; and amounts deferred under Section 4.1(b) will be assumed to have been deferred as of the last day of the month in which the cash bonus would have been paid had it been received in cash. These amounts shall be credited with interest at the end of each quarter. The amount of interest for each quarter on or after a Change of Control, or such later date as the Participant may elect, including interest on amounts credited to Account A as of the effective date of the Change of Control (or such later date as

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         the Participant may elect), shall be based upon the yield on 30 year
         Treasury Bonds as of the last business day in that calendar quarter, as published in THE WALL STREET JOURNAL, rounded to the next highest full percentage point, and then prorated to reflect the quarterly period (or such shorter period as may be applicable from the effective date of the Change of Control, or such later date as the Participant may elect, until the end of the quarter in which such Change of Control, or such later date as the Participant may elect, occurs). Interest shall then be compounded as of the end of each calendar quarter, or more frequently in the discretion of the Committee."

         3.    The following sentence is added to Section 5.3:

         "In the event of a Change of Control, as that term is defined in
         Section 2.3A, the ledger shall include stock of any successor corporation received in exchange for Company stock; and any cash received in exchange for Company stock shall be deemed to be utilized to acquire stock of the successor corporation."

         4.    The following new Section 5.5 is added to the Plan:

               "5.5 ON OR AFTER A CHANGE OF CONTROL. At the election of a Plan Participant, the provisions of this Section 5.5 shall apply on or after the effective date of a Change of Control, as that term is defined in Section 2.3A, or such later date as the Participant may elect, and the prior provisions of this Article V, relating to investment of deemed matching contributions, shall not apply. Any election must be made by the Participant in writing and shall apply prospectively only. As of the effective date applicable under this
         Section 5.5, the Participant's "Account B" shall be deemed to have been converted to cash and invested in accordance with the provisions of either paragraph (c) of Section 4.4 or paragraph (d) of Section 4.4, as the Participant may elect. Stock of the Company (or a successor corporation) shall be valued based on its closing price on the effective date or, if no trading occurs on that date, the closing price for the first trading day following the effective date."

         5.    Section 8.1 is amended in its entirety as follows:

         "8.1   AMENDMENT AND TERMINATION.

               (a) PRIOR TO CHANGE OF CONTROL. Prior to a Change of Control, the Board of Directors may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, at any time. In no event may any member of the Board of Directors who is eligible to participate or who is participating in this Plan participate in any action described in the preceding sentence. If the Plan is terminated, the Account Balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum.

               (b) AFTER CHANGE OF CONTROL. On or after the effective date of a Change of Control, this Plan may not be modified or amended in any manner which is adverse to any Participant (or Beneficiary or Beneficiaries then entitled to receive benefits under the Plan, if applicable) unless the signed written consent to such amendment is obtained from such Participant (or Beneficiary or Beneficiaries then

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         entitled to receive benefits under the Plan, if applicable).  After a
         Change of Control has occurred, the Plan may not be terminated without the consent of all Participants (and Beneficiaries then entitled to receive benefits under the Plan). If the Plan is so terminated, the Account Balances of all Participants, valued as of the date of termination, shall be paid to them as soon as practicable in a lump sum. In no event may any member of the Board of Directors who is eligible to participate or who is participating in this Plan participate in any action described in this Section 8.1 on behalf of the Company."

         6.    Except as hereinabove modified and amended, the Deferred

   Compensation Plan, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company hereby executes this Third Amendment this 27th day of June, 1995.



                                          CONNECTICUT NATURAL GAS CORPORATION


                                          By Frank H. Livingston
                                            ----------------------------------
                                             Its  Vice President
































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